Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS FIRST QUARTER OF FISCAL YEAR 2012 RESULTS

•                  Net sales of $289.9 million in the first quarter up 18.9% compared to prior year first quarter

•                  Gross margin improved to 27.4% in the first quarter compared to 25.0% in the comparable quarter last year

•                  GAAP net income per diluted share for the first quarter of fiscal year 2012 of $0.61

•                  Non-GAAP net income per diluted share for the first quarter of fiscal year 2012 of $0.71

•                  Adjusted EBITDA of $56.3 million

Greenville, South Carolina (July 27, 2011) - KEMET Corporation (NYSE: KEM) today reported preliminary results for the first fiscal quarter ended June 30, 2011.  Net sales for the quarter ended June 30, 2011 were $289.9 million, which is an 18.9% increase over the same quarter last fiscal year and a 10.9% increase over the quarter ended March 31, 2011.

On a U.S. GAAP basis, net income was $31.8 million, or $0.61 per diluted share for the first quarter of fiscal year 2012 compared to a net loss of $20.1 million or a $0.74 loss per basic and diluted share for the same quarter last year. The first quarter of fiscal year 2012 includes $1.0 million of restructuring charges primarily associated with the relocation of equipment, and $0.8 million in acquisition related expenses and stock registration related fees.  The first quarter of fiscal year 2011 included a $38.2 million non-cash loss on early extinguishment of debt and $1.8 million of restructuring charges primarily associated with the relocation of equipment.

“Throughout most of the quarter we continued to see strong demand with each of our global regions meeting or exceeding expectations resulting in very strong performance,” said Per Loof KEMET’s Chief Executive Officer.  “We are taking several steps to better control our supply chain costs and security of supply, such as the foil manufacturing plant we recently purchased as well as our efforts related to tantalum ore in the Democratic Republic of the Congo.  We continue to be optimistic about the long-term outlook for the industry as we work through the slow-growth recovery that is before us and are committed to position KEMET to outperform the industry,” continued Loof.

Non-GAAP adjusted net income was $37.0 million or $0.71 per diluted share for the first quarter of fiscal year 2012 compared to a $23.6 million adjusted net income or $0.48 per diluted share for the same quarter last year.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning October 1, 2011, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting our access to capital; (xiii) needing to reduce the total costs of our products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv) restrictions in our debt agreements that limit our flexibility in operating our business; (xvi) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xvii) recent events in Japan could negatively impact our sales and supply chain.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended
	June 30, 2011	June 30, 2010

Net sales	$289,856	$243,794

Operating costs and expenses:
Cost of sales	210,504	182,886
Selling, general and administrative expenses	30,276	24,215
Research and development	7,086	6,031
Restructuring charges	1,025	1,792
Net loss on sales and disposals of assets	123	335
Total operating costs and expenses	249,014	215,259
Operating income	40,842	28,535

Other (income) expense:
Interest income	(43)	(21)
Interest expense	7,400	7,458
Loss on early extinguishment of debt	—	38,248
Other expense, net	(95)	1,674
Income (loss) before income taxes	33,580	(18,824)
Income tax expense	1,731	1,275
Net income (loss)	$31,849	$(20,099)

Net income (loss) per share:
Basic	$0.81	$(0.74)
Diluted	$0.61	$(0.74)

Weighted-average shares outstanding:
Basic	39,452	27,045
Diluted	52,338	27,045

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	June 30, 2011	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$133,998	$152,051
Accounts receivable, net	145,192	150,370
Inventories, net	240,469	206,440
Prepaid expenses and other	32,582	30,441
Deferred income taxes	4,505	5,301
Total current assets	556,746	544,603
Property and equipment, net of accumulated depreciation of $754,652 and $740,773 as of June 30, 2011 and March 31, 2011, respectively	316,538	310,412
Goodwill and intangible assets, net	22,605	20,092
Other assets	8,667	9,202
Total assets	$904,556	$884,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$38,395	$42,101
Accounts payable, trade	94,870	90,997
Accrued expenses	78,378	88,291
Income taxes payable	4,399	4,265
Total current liabilities	216,042	225,654
Long-term debt, less current portion	229,702	231,215
Other non-current obligations	55,358	59,727
Deferred income taxes	7,496	7,960
Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 46,508 and 39,508 shares at June 30, 2011 and March 31, 2011, respectively	465	395
Additional paid-in capital	480,257	479,322
Retained deficit	(55,896)	(87,745)
Accumulated other comprehensive income	25,704	22,555
Treasury stock, at cost (2,361 and 2,370 shares at June 30, 2011 and March 31, 2011, respectively)	(54,572)	(54,774)
Total stockholders’ equity	395,958	359,753
Total liabilities and stockholders’ equity	$904,556	$884,309

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Quarters Ended June 30,
	2011	2010
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$31,849	$(20,099)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on early extinguishment of debt	—	38,248
Depreciation and amortization	11,159	14,510
Amortization of debt discount and debt issuance costs	1,044	1,924
Net loss on sales and disposals of assets	123	335
Stock-based compensation expense	1,191	149
Change in deferred income taxes	270	(65)
Change in operating assets	(21,298)	(23,018)
Change in operating liabilities	(19,193)	(7,898)
Other	183	(148)
Net cash provided by operating activities	5,328	3,938

Investing activities:
Capital expenditures	(5,738)	(6,857)
Acquisition, net of cash received	(11,584)	—
Net cash used in investing activities	(17,322)	(6,857)

Financing activities:
Proceeds from issuance of debt	—	226,975
Payments of long-term debt	(3,015)	(228,544)
Net borrowings (payments) under other credit facilities	(3,081)	(1,688)
Proceeds from exercise of stock options	16	—
Debt issuance costs	(29)	(6,593)
Debt extinguishment costs	—	(207)
Net cash used in financing activities	(6,109)	(10,057)
Net decrease in cash and cash equivalents	(18,103)	(12,976)
Effect of foreign currency fluctuations on cash	50	(255)
Cash and cash equivalents at beginning of fiscal period	152,051	79,199
Cash and cash equivalents at end of fiscal period	$133,998	$65,968

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income”, “Adjusted net income per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income and Adjusted Net Income Per Share

“Adjusted net income” and “Adjusted net income per share” represent net income/loss and net income/loss per share excluding loss on early extinguishment of debt, ERP integration costs, restructuring charges related primarily to equipment moves and employee severance, net loss on sales and disposals of assets, amortization related to debt issuance costs and debt discount, debt and stock registration related fees, acquisition related fees, inventory write-downs, net foreign exchange gain/loss, stock-based compensation expense and income tax effect on non-GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income/loss to Non-U.S. GAAP adjusted net income:

GAAP to Non-GAAP Reconciliation

	Quarters Ended
	June 30, 2011	March 31, 2011	June 30, 2010
	(Unaudited) (Amounts in thousands, except per share data)

Net sales	$289,856	$261,452	$243,794

Net income (loss)	$31,849	$21,065	$(20,099)
Basic net income (loss) per share	$0.81	$0.57	$(0.74)
Diluted net income (loss) per share	$0.61	$0.40	$(0.74)

Excluding the following items (Non-GAAP)

Net income (loss)	$31,849	$21,065	$(20,099)
Adjustments:
Restructuring charges	1,025	1,974	1,792
Amortization included in interest expense	1,044	966	1,924
Net foreign exchange (gain) loss	(123)	(3,266)	1,272
Loss on early extinguishment of debt	—	—	38,248
Net loss on sales and disposals of assets	123	145	335
ERP integration costs	1,205	658	280
Stock-based compensation expense	1,191	872	149
Debt and stock registration fees	204	581	—
Acquisition related fees	610	—	—
Inventory write-downs	—	2,991	—
Income tax effect of non-GAAP adjustments (1)	(159)	(428)	(268)
Adjusted net income (excluding adjustments)	$36,969	$25,558	$23,633

Adjusted net income per share (excluding adjustments)
Basic	$0.94	$0.69	$0.87
Diluted	$0.71	$0.49	$0.48

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income/loss before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude: restructuring charges, stock-based compensation expense, debt and stock registration related fees, gain/loss on sales and disposals of assets, loss on early extinguishment of debt, ERP integration costs, net foreign exchange gain/loss and acquisition related fees.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended June 30,
	2011	2010
Net income (loss)	$31,849	$(20,099)

Adjustments:
Income tax expense	1,731	1,275
Interest expense, net	7,357	7,437
Depreciation and amortization	11,159	14,510
Restructuring charges	1,025	1,792
Net foreign exchange (gain) loss	(123)	1,272
Stock-based compensation expense	1,191	149
Net loss on sales and disposals of assets	123	335
ERP integration costs	1,205	280
Stock registration related fees	204	—
Acquisition related fees	610	—
Loss on early extinguishment of debt	—	38,248
Total adjustments	24,482	65,298

Adjusted EBITDA	$56,331	$45,199